 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 5, 2022, the Board of Directors (the “Board”) of Evolus, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee (the “Committee”), appointed Brady Stewart as a member of the Board, effective immediately. Mrs. Stewart will serve as a Class II director, with an initial term expiring at the annual meeting of stockholders in 2023.

The Committee and the Board determined that Mrs. Stewart qualifies as an independent director under the director independence standards set forth by applicable Marketplace Rules of The Nasdaq Stock Market.

In connection with her appointment and in accordance with the Company’s compensation arrangements for its non-employee directors described under “Director Compensation” in the Company’s Proxy Statement for its 2021 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2021 (the “Director Compensation Program”), on January 5, 2022 Mrs. Stewart will be granted restricted stock units with a value equal to approximately $230,000. The stock units are scheduled to vest over a period of two years, with 50% of the stock units subject to the award scheduled to vest on January 5, 2023 and the balance scheduled to vest on January 5, 2024. In accordance with the Director Compensation Program, Mrs. Stewart will also receive an annual retainer of $42,000 for service as a Board member, pro-rated for any partial year of service.

The Company also entered into an indemnification agreement with Mrs. Stewart consistent with the standard form of indemnification agreement entered into with each of the Company’s other directors, which is filed as Exhibit 10.11 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 25, 2018. The indemnification agreement provides, among other things, that the Company will indemnify Mrs. Stewart to the fullest extent permitted under Delaware law for certain liabilities that may arise in connection with her service as a director of the Company and will advance certain expenses incurred in connection with any proceeding for which she could be indemnified.

There are no arrangements or understandings between Mrs. Stewart and any other persons pursuant to which she was elected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between Mrs. Stewart and the Company.

Item 7.01    Regulation FD Disclosure.

On January 5, 2022, the Company issued a press release announcing the appointment of Mrs. Stewart to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release of Evolus, Inc., dated January 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: January 5, 2022	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer